Exhibit 10.5

LOAN SALE AND CONTRIBUTION AGREEMENT
by and between
NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND,
as the Seller
and
NCPCIF SPV V, LLC,
as the Buyer
Dated as of May 11, 2026

TABLE OF CONTENTS

Page

Section 1.01    Definitions.    1
Section 1.02    Other Terms.    4
Section 1.03    Computation of Time Periods.    4
Section 1.04    Interpretation.    4
Section 1.05    References.    5
Section 1.06    Calculations.    5
ARTICLE II TRANSFER OF LOAN ASSETS    5
Section 2.01    Sale, Transfer, Assignment and Contribution.    5
Section 2.02    Purchase Price.    7
Section 2.03    Payment of Purchase Price.    7
Section 2.04    Release of Excluded Amounts.    8
Section 2.05    [Reserved].    8
Section 2.06    Participations.    8
ARTICLE III CONDITIONS PRECEDENT    9
Section 3.01    Conditions Precedent to Closing.    9
Section 3.02    Conditions Precedent to all Acquisitions.    10
ARTICLE IV REPRESENTATIONS AND WARRANTIES    11
Section 4.01    Representations and Warranties Regarding the Seller.    11
Section 4.02    Representations and Warranties of the Seller Relating to the Agreement and the Collateral.    15
Section 4.03    Representations and Warranties Regarding the Buyer.    15
Section 4.04    Ordinary Course of Business.    17
ARTICLE V COVENANTS    17
Section 5.01    Affirmative Covenants of the Seller.    17
Section 5.02    Negative Covenants of the Seller.    19
ARTICLE VI WARRANTY COLLATERAL LOANS    19
Section 6.01    Warranty Collateral Loans.    19
ARTICLE VII INDEMNIFICATION BY THE SELLER    20
Section 7.01    Indemnification.    20
Section 7.02    Liabilities to Obligors.    21
Section 7.03    Operation of Indemnities.    21
ARTICLE VIII TERM AND TERMINATION    21
Section 8.01    Termination.    21

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TABLE OF CONTENTS
(continued)
Page

ARTICLE IX MISCELLANEOUS    21
Section 9.01    Amendments and Waivers.    21
Section 9.02    Notices, Etc.    21
Section 9.03    Binding Effect; Benefit of Agreement.    22
Section 9.04    GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE SERVICE OF PROCESS.    22
Section 9.05    WAIVER OF JURY TRIAL.    22
Section 9.06    Certain Taxes    22
Section 9.07    Non-Petition.    23
Section 9.08    Recourse Against Certain Parties.    23
Section 9.09    Protection of Right, Title and Interest in the Collateral; Further Action Evidencing Acquisitions.    24
Section 9.10    Execution in Counterparts; Severability; Integration.    25
Section 9.11    Headings, Exhibits and Schedules.    26
Section 9.12    Assignment.    26
Section 9.13    No Waiver; Cumulative Remedies.    26

Schedule I    Collateral Loans
Schedule II    Participation Interests

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LOAN SALE AND CONTRIBUTION AGREEMENT
THIS LOAN SALE AND CONTRIBUTION AGREEMENT, dated as of May 11, 2026 (as amended, modified, supplemented or restated from time to time, this “Agreement”), is between NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND, a Delaware statutory trust (together with its successors and assigns, the “Seller”), and NCPCIF SPV V, LLC, a Delaware limited liability company (together with its successors and assigns, the “Buyer”).
WHEREAS, in the regular course of its business, the Seller originates and/or otherwise acquires Collateral Loans;
WHEREAS, on and after the Closing Date, the Buyer desires to acquire from the Seller, and the Seller desires to sell and/or contribute to the Buyer certain Collateral Loans hereunder;
WHEREAS, it is a condition to the Buyer’s acquisition of the Collateral Loans from the Seller that the Seller make certain representations, warranties and covenants regarding the Transferred Assets for the benefit of the Buyer; and
WHEREAS, the Seller agrees to transfer to the Buyer on and after the Closing Date all of its right, title and interest in the Collateral, other than Excluded Amounts.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I

DEFINITIONS
Section 1.01    Definitions.
Capitalized terms used but not defined in this Agreement shall have the meanings attributed to such terms in the Credit Agreement, unless the context otherwise requires. In addition, as used herein, the following defined terms shall have the following meanings:
“Agreement” shall have the meaning provided in the first paragraph of this Agreement.
“Acquire” or “Acquisition” means a purchase, receipt, acceptance or other acquisition by the Buyer of Collateral from or as directed or referred by the Seller pursuant to Section 2.01(a).
“Buyer” shall have the meaning provided in the first paragraph of this Agreement.
“Collateral” means the property identified in clauses (i)-(iv) below and all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, accessions, proceeds and other property consisting of, arising out of, or related to any of the following (in each case excluding the Excluded Amounts):
(i)    the Collateral Loans listed on the Loan List and all monies due, to become due or paid in respect of such Collateral Loans on and after the related Purchase Date, including but not limited to all Collections and other recoveries thereon, in each case as they arise after the related Purchase Date;
(ii)    all Related Contracts with respect to the Collateral Loans referred to in clause (i) above;
(iii)    all collateral security granted under any Related Contracts; and
(iv)    all income and proceeds of the foregoing.
“Credit Agreement” means the Credit and Security Agreement, dated as of the date hereof, by and among the Buyer, as Borrower, the Seller, as collateral manager and equityholder, the Lenders from time to time party thereto, Citibank, N.A., as Administrative Agent, and U.S. Bank Trust Company, National Association, as Collateral Agent and Collateral Administrator, and U.S. Bank National Association, as document custodian (in such capacity, the “Custodian”), as the same may be amended, supplemented, restated or modified from time to time.
“Excluded Amounts” means (a) any amount received by, on or with respect to any Collateral Loan in the Collateral, which amount is attributable to the payment of any tax, fee or other charge imposed by any Governmental Authority on such Collateral Loan, (b) any amount representing escrows relating to taxes, insurance and other amounts in connection with any Collateral Loan which is held in an escrow account for the benefit of the related Obligor and the secured party (other than the Seller in its capacity as lender with respect to such Collateral Loan) pursuant to escrow arrangements, (c) any Retained Fee retained by the Seller in connection with the origination of any Collateral Loan and (d) any Equity Security related to any Collateral Loan that the Seller determines will not be transferred by the Seller in connection with the sale or contribution of any related Collateral Loan hereunder.
“Governmental Authority” has the meaning assigned to such term in the Credit Agreement.
“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents, orders and other authorizations of all Governmental Authorities.
“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such fillings with all Governmental Authorities.
“Indemnified Party” shall have the meaning provided in Section 6.01.
“Loan List” means the list of Collateral Loans provided by the Seller to the Buyer on each Purchase Date and incorporated as Schedule I to this Agreement by reference, as such list may be amended, supplemented or modified from time to time in accordance with this Agreement.
“Material Adverse Effect” means, in respect of any Person, any event that has, or could reasonably be expected to have, a material adverse effect on (a) the business, assets, financial condition or operations of such Person, (b) the ability of such Person to perform its obligations under the Facility Documents or (c) the rights, interests, remedies or benefits (taken as a whole) available to the Lenders or the Agents under the Facility Documents, each as determined in good faith and on a commercially reasonable basis by the Lenders.
“Participation” has the meaning set forth in Section 2.06(a).

“Payment in Full” means payment in full of all Obligations (other than any unasserted contingent obligations), including without limitation all principal, interest, Commitment Fees, Administrative Expenses and fees, if any, payable under the Credit Agreement or any fee letter entered into in connection with the Facility Documents.

“Payment in Full Date” means the date on which a Payment in Full occurs and the Commitments are terminated.

“Purchase Date” means, as applicable, the Closing Date or any day thereafter on which any Collateral Loan is acquired by the Buyer pursuant to the terms of this Agreement.
“Purchase Price” shall have the meaning provided in Section 2.02.
“Related Contracts” means all loan agreements, credit agreements, indentures, notes, security agreements, leases, financing statements, guaranties, and other contracts, agreements, instruments and other papers evidencing, securing, guaranteeing or otherwise relating to any Collateral Loan or Eligible Investment or other investment with respect to any Collateral or proceeds thereof (including the related underlying instruments), together with all of the Seller’s right, title and interest in, to and under all property or assets securing or otherwise relating to any Collateral Loan or other loan or security of the Seller, or Eligible Investment or other investment with respect to any Collateral or proceeds thereof or any Related Contract.
“Retained Fee” means any reasonable origination, structuring or similar closing fee charged by the Person originating a loan on behalf of its lenders for services it has performed in connection with such origination, which is not customarily made available to the lenders as part of their return with respect to such loan, and provided such Person is entitled to retain the same in accordance with applicable law.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provisions shall be deemed to be a reference to any successor statutory or regulatory provision.
“Seller” shall have the meaning provided in the first paragraph of this Agreement.

“Transferred Assets” shall have the meaning provided in Section 2.01(b).
“Warranty Collateral Loans” has the meaning set forth in Section 6.01.
Section 1.02    Other Terms.
All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States. The symbol “$” shall mean the lawful currency of the United States of America. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.
Section 1.03    Computation of Time Periods.
Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding”.
Section 1.04    Interpretation.
In this Agreement, unless a contrary intention appears:
(i)    the singular number includes the plural number and vice versa;
(ii)    reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Facility Documents;
(iii)    references to “including” means “including, without limitation”;
(iv)    reference to day or days without further qualification means calendar days;
(v)    unless otherwise stated, reference to any time means New York, New York time;
(vi)    references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;
(vii)    reference to any agreement (including any Facility Document), document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Facility Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefore; and
(viii)    reference to any applicable law means such applicable law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any applicable law means that provision of such applicable law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision.
Section 1.05    References.
All section references (including references to the preamble), unless otherwise indicated, shall be to Sections (and the preamble) in this Agreement.
Section 1.06    Calculations.
Except as otherwise provided herein, all interest rate and basis point calculations hereunder will be made on the basis of a 360-day year and the actual days elapsed in the relevant period and will be carried out to at least three decimal places.
ARTICLE II

TRANSFER OF LOAN ASSETS
Section 2.01    Sale, Transfer, Assignment and Contribution.
(a)    Subject to and upon the terms and conditions set forth in this Agreement, on each Purchase Date, with respect to the items of Collateral conveyed on such Purchase Date by the Seller to the Buyer hereunder, the Seller hereby sells, transfers, assigns, contributes, sets over and otherwise conveys to the Buyer, and the Buyer hereby Acquires and takes from the Seller all right, title and interest (whether now owned or hereafter acquired or arising and wherever located) of the Seller (including all obligations of the Seller as lender to fund any Revolving Collateral Loan or Delayed Drawdown Collateral Loan conveyed by the Seller to the Buyer hereunder which obligations the Buyer hereby assumes) in such Collateral.
(b)    From and after each Purchase Date, the Collateral listed on the relevant Loan List shall be deemed to be Collateral hereunder (such Collateral, the “Transferred Assets”). For the avoidance of doubt, “Transferred Assets” shall include any Participations of Collateral Loans hereunder.
(c)    On any Purchase Date with respect to the Collateral to be acquired by the Buyer on that date, the Seller shall be deemed to, and hereby does, certify to the Buyer and to the Collateral Agent on behalf of the Secured Parties, as of such Purchase Date, that each of the representations and warranties in Section 4.02 is true and correct as of such Purchase Date.
(d)    Except as specifically provided in this Agreement, the sale, contribution, purchase and acceptance of Collateral under this Agreement shall be without recourse to the Seller; it being understood that the Seller shall be liable to the Buyer for all representations and warranties, covenants and indemnities made by the Seller pursuant to the terms of this

Agreement, all of which obligations are limited so as not to constitute recourse to the Seller for the credit risk of the Obligors.
(e)    Each of the Seller and the Buyer agrees that the representations, warranties and covenants of the Seller set forth herein will run to and be for the benefit of the Buyer and its assigns.
(f)    In connection with each Acquisition of Collateral as contemplated by this Agreement, the Buyer hereby directs the Seller to, and the Seller agrees that it will, deliver in accordance with the Credit Agreement, or cause to be delivered in accordance with the Credit Agreement (on behalf of the Buyer, in its role as the Borrower thereunder), to the Custodian, as agent and custodian for the Collateral Agent, each Collateral Loan being transferred to the Buyer pursuant to this Agreement and in accordance with the applicable provisions of the Credit Agreement. Each item of Collateral shall be delivered to the Custodian in accordance with Section 13.03 of the Credit Agreement.
(g)    The Seller shall take such action requested by the Buyer or the Administrative Agent, from time to time hereafter, that may be necessary or appropriate to ensure that the Buyer has an enforceable ownership interest and its assigns under the Credit Agreement have an enforceable and perfected security interest in the Collateral Acquired by the Buyer as contemplated by this Agreement.
(h)    In connection with the Acquisition by the Buyer of the Collateral as contemplated by this Agreement, the Seller further agrees that it will, at its own expense, indicate clearly and unambiguously in its computer files and its financial statements, on or prior to each Acquisition, that such Collateral has been Acquired by the Buyer in accordance with this Agreement.
(i)    The Seller further agrees to deliver to the Buyer (with a copy to the Administrative Agent) on or before each Purchase Date a computer file containing a true, complete and correct Loan List (which shall contain the related, outstanding principal balance, loan number and Obligor name for each Collateral Loan as of the related Purchase Date). Such file or list shall be marked as Schedule I to this Agreement, shall be delivered to the Buyer as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement as such Schedule I may be supplemented and amended from time to time.
(j)    It is the intention of the parties hereto that the conveyance of all right, title and interest in and to the Collateral to the Buyer by the Seller on each Purchase Date, as provided in this Section 2.01 shall constitute an absolute sale, conveyance, contribution and transfer conveying good title, free and clear of any Lien (other than Permitted Liens) and that the Collateral shall not be part of the Seller’s bankruptcy estate in the event of any bankruptcy or insolvency proceedings with respect to the Seller. Furthermore, it is not intended that such conveyance be deemed a pledge of the Collateral Loans and the other Collateral to the Buyer to secure a debt or other obligation of the Seller.
(k)    If, notwithstanding the intention of the parties set forth in Section 2.01(j), the conveyances provided for in this Section 2.01 by the Seller are determined to be a transfer for security, then this Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC. With respect to the Collateral transferred on any Purchase Date hereunder, (A) the Seller hereby grants to the Buyer a duly perfected, first priority “security interest” within the meaning of Article 9 of the UCC in all of its right, title and interest in and to such Collateral, now existing and hereafter created, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of such Collateral, (B) the Buyer, as secured party or assignee secured party, as applicable, shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law with respect thereto, which rights and remedies shall be cumulative, and (C) the Seller authorizes the Buyer, the Administrative Agent and the Collateral Agent on behalf of the Secured Parties to file UCC financing statements and amendments, as necessary, naming the Seller as “debtor,” the Buyer as “assignor secured party” and the Collateral Agent as “assignee secured party,” in each case, describing such Collateral, in each jurisdiction that the Buyer or the Administrative Agent deems necessary in order to protect the security interests in the Collateral granted under this Section 2.01(k).
Section 2.02    Purchase Price.
The purchase price for each item of Collateral sold on any Purchase Date by the Seller to the Buyer under and for purposes of this Agreement shall be a dollar amount equal to the fair market value thereof as determined from time to time by the Seller and the Buyer and each such transaction shall be on terms no less favorable to the Buyer than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate and shall be in compliance with the applicable terms of the Credit Agreement (in each case, the “Purchase Price”).
Section 2.03    Payment of Purchase Price.
(a)    The Purchase Price for any Collateral acquired by the Buyer from the Seller pursuant to this Agreement shall be paid on the applicable Purchase Date (i) in immediately available funds in cash and/or (ii) to the extent not paid in cash, by acceptance of a capital contribution by the Seller to the Buyer, and an increase to the capital account of the Seller in the Buyer, in an amount equal to the unpaid portion of the Purchase Price. To the extent the fair market value of any Collateral purchased by Buyer pursuant to this Agreement exceeds the amount of cash paid or other consideration exchanged therefore, such excess shall be deemed to be a capital contribution from the Seller to the Buyer.
(b)    The Purchase Price for any Collateral Purchased by the Buyer to be settled directly with a third party on any Purchase Date shall be paid in immediately available funds, which may comprise, if the Buyer does not have sufficient funds in cash to pay the full amount of the Purchase Price (after taking into account any Loan the Buyer expects to receive pursuant to the Credit Agreement), amounts contributed by the Seller to the Buyer.
(c)    Upon the payment of the Purchase Price for any Acquisition, title to the Collateral included in such Acquisition shall vest in the Buyer as provided herein, whether or not the conditions precedent to such Acquisition and the other covenants and agreements contained herein were in fact satisfied; provided that the Buyer shall not be deemed to have waived any claim it may have under this Agreement for the failure by the Seller in fact to satisfy any such condition precedent, covenant or agreement.
(d)    The Seller and the Buyer acknowledge and agree that, solely for administrative convenience, any transfer document or assignment agreement (or, in the case of any underlying promissory note, any chain of endorsement) required to be executed and delivered in connection with the transfer of a Collateral Loan in accordance with the terms of any Related Contracts may reflect that (i) any third party or Affiliate from whom the Seller may purchase such Collateral Loans) is assigning such Collateral Loan directly to the Buyer or (ii) the Buyer is acquiring such Collateral Loan at the closing of such Collateral Loan, instead of reflecting the transfer first to the Seller prior to the transfer to the Buyer. Nothing in such assignment agreements shall be deemed to impair the transfers of the Collateral Loans by the Seller to the Buyer in accordance with the terms of this Agreement. Any such Collateral Loan so transferred or assigned for administrative convenience directly to the Buyer shall be deemed sold and transferred by the related seller to the Seller and, pursuant to this Agreement, shall be sold and transferred directly or indirectly, as applicable, by the Seller to the Buyer. For the avoidance of doubt, all of the applicable provisions of this Agreement, including without limitation conditions precedent to all purchases, the representations and warranties of the Seller, the covenants of the Seller and the indemnity of the Seller, contained in Article IV, Article V and Article VI hereof, respectively, shall apply to the Seller with equal force with respect to any such sales and assignments documented as direct transfers by the third party sellers or Affiliates of the Seller to the Buyer for administrative convenience under this Agreement (whether in connection with any sale or assignment by any related third party seller to the Buyer or by an Affiliate of the Seller to the Buyer) as if such sale and assignment was directly or indirectly, as applicable, from the Seller to the Buyer as provided herein.
(e)    Collateral Loans may be purchased or acquired from time to time by the Buyer from the Seller or any of its Affiliates hereunder only if (i) the terms and conditions thereof are no less favorable to the Buyer than the terms it would obtain in a comparable, timely purchase or acquisition with a non-Affiliate and (ii) the transactions are effected in accordance with all applicable laws.
Section 2.04    Release of Excluded Amounts.
The parties acknowledge and agree that the Buyer has no interest in the Excluded Amounts. Promptly upon the receipt by or release to the Buyer of any Excluded Amounts, the Buyer hereby irrevocably agrees to deliver and release to (or as directed by) the Seller such Excluded Amounts, which release shall be automatic and shall require no further act by the Buyer; provided that the Buyer shall execute and deliver such instruments of release and assignment or other documents, or otherwise confirm the foregoing release of such Excluded Amounts, as may be reasonably requested by the Seller in writing.

Section 2.05    [Reserved].
Section 2.06    Participations.
(a)    With respect to the Collateral Loans identified on Schedule II hereto as being sold by the Seller, pending the receipt of any required consents to, and the effectiveness of, the assignment of each such Collateral Loan from the Seller to the Buyer in accordance with the applicable underlying instrument, the Seller hereby sells to the Buyer an undivided 100% participation in such Collateral Loan and the related Transferred Assets (each, a “Participation”). In respect of any Participation acquired by the Seller, the Seller hereby sells, transfers, assigns, contributes, sets over and otherwise conveys to the Buyer, and the Buyer hereby Acquires and takes from the Seller all right, title and interest (whether now owned or hereafter acquired or arising and wherever located) of the Seller in such Participations.
(b)    The Participations will not include any rights that are not permitted to be participated pursuant to the terms of the underlying instruments. Such sale of the Participations shall constitute an absolute sale of each such Participation. Each of the Participations has the following characteristics: (i) the Participation represents an undivided participating interest in 100% of the underlying Collateral Loan and its proceeds (including Collections); and (ii) the Participation represents a pass through of all of the payments made on the Collateral Loan (including the Collections) and will last for the same length of time as such Collateral Loan. For the avoidance of doubt, each Participation will terminate automatically upon the settlement of the assignment of the underlying Collateral Loan.
(c)    Each Party shall use commercially reasonable efforts to, as soon as reasonably practicable after the Purchase Date therefor, cause the Buyer to become a lender under the underlying instrument with respect to the Seller’s interest in the applicable Collateral Loan and take such action as shall be mutually agreeable in connection therewith and in accordance with the terms and conditions of the underlying instrument and consistent with the terms of this Agreement.
(d)    The Seller shall direct the underlying administrative agent for each Collateral Loan to send all Collections in respect of each Collateral Loan to the Collection Account.
(e)    Pending settlement of the assignment of a Collateral Loan in accordance with the applicable underlying instruments, (i) the Seller shall comply with any written instructions provided to the Seller by or on behalf of the Buyer with respect to voting rights to be exercised by holders of the applicable Collateral Loan, other than with respect to any voting rights that are not permitted to be participated pursuant to the terms of the applicable underlying instrument (and such restrictions, requirements or prohibitions are hereby incorporated by reference as if set forth herein) and (ii) subject to the availability of funds available therefor, and the priority of payments under, the Credit Agreement, the Buyer shall reimburse to the Seller for its reasonable and documented out-of-pocket expenses and costs incurred in connection with all Collateral Loans subject to Participations, including for its reasonable and documented out-of-pocket expenses and costs necessary to enforce any terms of such Collateral Loans.

ARTICLE III

CONDITIONS PRECEDENT
Section 3.01    Conditions Precedent to Closing.
The closing hereunder of this Agreement is subject to the conditions precedent that (i) each of the conditions precedent to the execution, delivery and effectiveness of each other Facility Document (other than a condition precedent in any such other Facility Document relating to the effectiveness of this Agreement) shall have been fulfilled and (ii) on or prior to the Closing Date, the Seller shall have delivered to the Buyer each of the items specified below in form and substance satisfactory to the Buyer:
(a)    Counterparts of this Agreement executed on behalf of the Seller.
(b)     The Seller shall have delivered to the Buyer proper UCC-1 financing statements in form suitable for filing on the Closing Date as required by Section 2.01(k) describing the applicable Collateral and meeting the requirements of the laws of each jurisdiction in which it is necessary or reasonably desirable, or in which the Seller is required by applicable law, and in such manner as is necessary or reasonably desirable, to perfect the back-up security interest granted under Section 2.01(k).
Section 3.02    Conditions Precedent to all Acquisitions.
The obligations of the Buyer to Acquire the Collateral from the Seller on any Purchase Date after the Closing Date shall be subject to the satisfaction of the following conditions precedent that:
(a)    all representations and warranties of the Seller contained in Sections 4.01 and 4.02 shall be true and correct in all material respects on and as of such date as though made on and as of such date and shall be deemed to have been made on and as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);
(b)    the Seller shall have delivered to the Buyer a duly completed Loan List that is true, accurate and complete in all respects as of the related Purchase Date, which list shall be as of such date incorporated into and made a part of this Agreement and an assignment in the form required under the applicable Related Contracts (it being understood that the underlying loan agent may not countersign such assignment prior to the settlement of the transfer of the applicable Collateral Loan);
(c)    on and as of such Purchase Date, the Seller shall have performed all of the obligations, covenants and agreements required to be performed by it on or prior to such date pursuant to the provisions of this Agreement, including ensuring that all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s ownership interest in the Collateral Loans have been duly filed;

(d)    no event has occurred and is continuing, or would result from such purchase, that constitutes an Event of Default (unless such purchase would cure such Event of Default) and the Buyer makes such purchase in accordance with the applicable provisions hereof and of the Credit Agreement;
(e)    no applicable law shall prohibit or enjoin, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of any such purchase by the Buyer in accordance with the provisions hereof; and
(f)    all corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Buyer and its assignees, and the Buyer shall have received from the Seller copies of all documents (including, without limitation, records of corporate proceedings, approvals and opinions) relevant to the transactions herein contemplated as the Buyer may reasonably have requested.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
Section 4.01    Representations and Warranties Regarding the Seller.
As of the Closing Date and as of each Purchase Date, the Seller represents and warrants to the Buyer for the benefit of the Buyer and each of its successors and assigns that:
(a)    Due Organization. The Seller is statutory trust duly formed and validly existing under the laws of the State of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party.
(b)    Due Qualification and Good Standing. The Seller is in good standing in the State of Delaware. The Seller is duly qualified to do business and, to the extent applicable, is in good standing and has obtained all material governmental licenses and approvals as required in the State of Delaware and each other jurisdiction in which the failure to be so qualified, maintain good standing or obtain such license or approval, is reasonably likely to have a Material Adverse Effect.
(c)    Due Authorization; Execution and Delivery; Legal, Value and Binding; Enforceability; Valid Sale. The execution and delivery by the Seller of, and the performance of its obligations under this Agreement and the other Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated hereby and thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Seller and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity). This Agreement shall effect a valid sale, transfer, contribution and assignment of or grant of a security interest in the Collateral Loans from the Seller to the Buyer, enforceable against the Seller and creditors of and purchasers from the Seller, subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Seller and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).
(d)    Non-Contravention. None of the execution and delivery by the Seller of this Agreement or the other Facility Documents to which it is a party, the consummation of the transactions herein or therein contemplated, or performance and compliance by it with the terms, conditions and provisions hereof or thereof, will (i) contravene in any material respect the terms of any Constituent Documents of the Seller, or any amendment thereof, (ii) (A) contravene in any material respect any applicable law, (B) conflict in any material respect, with or result in any breach of, any of the terms and provisions of, or constitute a default under, any indenture, loan, agreement, mortgage, deed of trust or other contractual restriction binding on or affecting it or any of its assets or (C) contravene in any material respect any order, writ, injunction or decree binding on or affecting it or any of its assets or properties or (iii) result in a breach or violation of, or constitute a default under, any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates), in each case which would have a Material Adverse Effect.
(e)    Governmental Authorizations; Governmental Filings. The Seller has obtained, maintained and kept in full force and effect all Governmental Authorizations which are necessary for it to properly carry out its business, and has made all Governmental Filings necessary for the execution and delivery by it of the Facility Documents to which it is a party and the performance by the Seller of its obligations under this Agreement and the other Facility Documents to which it is a party, and no Governmental Authorization or Governmental Filing which has not been obtained or made is required to be obtained or made by it in connection with the execution and delivery by it of any Facility Document to which it is a party or the performance of its obligations under this Agreement and the other Facility Documents to which it is a party.
(f)    Compliance with Applicable Law. The Seller has duly observed and complied with all applicable laws, including the Securities Act and the Investment Company Act, relating to the conduct of its business and its assets except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
(g)    Solvency. The Seller, at the time of and after giving effect to each conveyance of Collateral Loans hereunder and the transactions contemplated hereunder and under the Credit Agreement and the other Facility Documents, is solvent on and as of the date thereof.

(h)    Taxes. The Seller has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any applicable Governmental Authority (other than any amount of tax due, the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on the books of the Seller); no tax Lien has been filed and, to the Seller’s knowledge, no claim is being asserted, with respect to any such tax, fee or other charge.
(i)    Place of Business; No Changes. The Seller’s location (within the meaning of Article 9 of the UCC) is the State of Delaware. The Seller has not changed its name, whether by amendment of its certificate of formation, by reorganization or otherwise, and has not changed its location within the four months preceding the Closing Date.
(j)    Investment Company Status. The Seller is not required to be registered as an “investment company” within the meaning of the 1940 Act.
(k)    Sale or Contribution Treatment. The Seller has treated the transfer of Collateral Loans to the Buyer hereunder for all purposes as a sale and/or contribution and purchase and/or acceptance on all of its relevant books and records.
(l)    Security Interest.
(i)    As described in Section 2.01(l) hereof, it is the intention of the parties hereto that the conveyance of the Collateral by the Seller to the Buyer be, and be construed as, an absolute sale and/or contribution without recourse. If, however, notwithstanding the intention of the parties, such conveyance is determined for any reason not to be an absolute sale and/or contribution, this Agreement creates a valid and continuing security interest (as defined in the applicable UCC) granted by the Seller in favor of the Buyer in all right, title and interest of the Seller in, to and under the Collateral Loans transferred by the Seller thereto, which security interest shall be a first priority perfected security interest prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Seller upon execution and delivery of this Agreement, subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Seller and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity);
(ii)    the Collateral Loans, along with the Related Contracts, constitute “general intangibles,” “instruments,” “accounts,” “investment property” or “chattel paper,” within the meaning of the applicable UCC;
(iii)    the Seller owns and has, and upon the sale, transfer and/or contribution thereof by the Seller to the Buyer, the Buyer will have good and marketable title to such Collateral Loans free and clear of any Lien (other than Permitted Liens), claim or encumbrance of any Person;
(iv)    the Seller has received all consents and approvals required by the terms of the Collateral Loans to the sale and/or contribution of the Collateral Loans hereunder to the Buyer (except (A) to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC and (B) for any customary procedural requirements and agents’ and/or Obligors’ consents expected to be obtained in due course in connection with the transfer of the Collateral Loans to the Buyer (except, in the case of clause (B), for any such agents’ consents where the Seller or any of its Affiliates is the agent which the Seller has or will obtain));
(v)    the Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted by the Seller to the Buyer under this Agreement in the Collateral Loans and the other Collateral (to the extent perfection can be achieved by filing a financing statement);
(vi)    other than the sale and/or contribution by the Seller to the Buyer hereunder, and the back-up security interest granted by the Seller to the Buyer, as assigned by the Buyer to the Collateral Agent for the benefit of the Secured Parties, pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral Loans which security interests, if any, with respect to such Collateral Loans will be released on or prior to the applicable Purchase Date. The Seller has not authorized the filing of and is not aware of any financing statements naming the Seller as debtor that include a description of collateral covering the Collateral Loans other than any financing statement (A) relating to the security interest granted to the Buyer under this Agreement or (B) that has been terminated or for which a release or partial release has been or will be timely filed. The Seller is not aware of the filing of any judgment or tax Lien filings against the Seller;
(vii)    except with respect to any Collateral Loan for which there is no promissory note, all original executed copies of each promissory note that constitutes or evidences the Collateral Loans sold by the Seller hereunder have been delivered by the Seller at the direction of the Buyer as required under the Credit Agreement; and
(viii)    none of the promissory notes, if any, that constitute or evidence any Collateral Loans sold by the Seller hereunder has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Buyer.
(m)    Valid Transfer and Security Interest. This Agreement constitutes a valid transfer from the Seller to the Buyer of all right, title and interest of the Seller in, to and under all of the Collateral, free and clear of any Lien of any Person claiming through or under the Seller or its Affiliates, except for Permitted Liens. The Seller owns and has good and marketable title to the Transferred Assets conveyed on the applicable Purchase Date. Neither the Seller nor any Person claiming through or under Seller shall have any claim to or interest in the Collection Account and if this Agreement constitutes the grant of a security interest in such property, except for the interest of the Seller in such property as a debtor for purposes of the UCC.
(n)    Value Given. The cash payments, if any, received by the Seller, and the increase in the Seller’s equity interest in the Buyer as a result of any capital contribution by the Seller to the Buyer in respect of the purchase price of the Collateral Loans sold hereunder constitute reasonably equivalent value in consideration for the transfer to the Buyer of such Collateral Loans under this Agreement, such transfer was not made for or on account of an antecedent debt owed by the Seller to the Buyer, and such transfer was not and is not voidable or subject to avoidance under any applicable bankruptcy laws.
(o)    Bulk Transfer Laws. The transfer, assignment and conveyance of the Collateral Loans by the Seller pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.
(p)    Origination and Collection Practices. The origination and collection practices used by the Seller and any of its Affiliates with respect to each Collateral Loan prior to the applicable Purchase Date have been consistent with the Collateral Management Standard.
(q)    Lack of Intent to Hinder, Delay or Defraud. Neither the Seller nor any of its Affiliates has sold, or will sell, any interest in any Collateral Loans with any intent to hinder, delay or defraud any of their respective creditors.
(r)    No Proceedings. There is no action, suit or proceeding pending against or, to the actual knowledge of a Responsible Officer of the Seller after due inquiry, threatened against or adversely affecting (i) the Seller or (ii) the transactions contemplated by this Agreement, before any court, arbitrator or any governmental body, agency or official, in each case, which has had or would reasonably be expected to have a Material Adverse Effect.
(s)    Accuracy of Information. All written factual information heretofore furnished by the Seller for purposes of or in connection with this Agreement or the other Facility Documents to which the Seller is a party, or any transaction contemplated hereby or thereby is, and all such written factual information hereafter furnished by the Seller to any party to the Facility Documents will be, accurate in all material respects, on or as of the date such information is stated or certified; provided that the Seller shall not be responsible for, nor have any liability with respect to, any factual information furnished to it by any third party not affiliated with it, except to the extent that an Authorized Officer of the Seller has actual knowledge that such factual information is inaccurate in any material respect.
The representations and warranties set forth in this Section 4.01 shall survive the sale, transfer and assignment of the Collateral Loans to the Buyer. Upon discovery by a Responsible Officer of any of the Seller or the Buyer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other upon obtaining knowledge of such breach.

Section 4.02    Representations and Warranties of the Seller Relating to the Agreement and the Collateral.
The Seller hereby represents and warrants to the Buyer as of the Closing Date and as of each Purchase Date:
(a)    Eligibility of Collateral. (i) As of each Purchase Date, the Loan List is an accurate and complete listing of all Collateral and the information contained therein with respect to the identity of such Collateral and the amounts owing thereunder is true and correct as of the Purchase Date and (ii) as of its Purchase Date, each such Collateral Loan sold or contributed by the Seller hereunder satisfies or satisfied, as applicable, the definition of Eligible Collateral Loan.
(b)    No Fraud. Each Collateral Loan sold or contributed by the Seller hereunder was originated without any fraud or material misrepresentation by the Seller or, to the best of the Seller’s knowledge, on the part of the Obligor.
(c)    Ordinary Course of Business. Any sale or contribution of Collateral Loans pursuant to this Agreement is in the ordinary course of business and financial affairs of the Seller. Each remittance of Collections by the Seller to the Buyer, as the ultimate transferee under this Agreement, will have been made in the ordinary course of business or financial affairs of the Seller and the Buyer.
Section 4.03    Representations and Warranties Regarding the Buyer.
By its execution of this Agreement, the Buyer represents and warrants to the Seller that:
(a)    Due Organization. The Buyer is limited liability company duly formed and validly existing under the laws of the State of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party.
(b)    Due Qualification and Good Standing. The Buyer is in good standing under the laws of the State of Delaware. The Buyer is duly qualified to do business and, to the extent applicable, is in good standing and has obtained or will obtain all material governmental licenses and approval in the State of Delaware and in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents, requires such qualification, except where the failure to be so qualified, maintain good standing or obtain such license or approval would not be reasonably be expected to have a Material Adverse Effect.
(c)    Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by the Buyer of, and the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated hereby or thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(d)    Non-Contravention. None of the execution and delivery by the Buyer of this Agreement or the other Facility Documents to which it is a party, the consummation of the transactions herein or therein contemplated, or performance and compliance by it with the terms, conditions and provisions hereof or thereof, will (i) contravene in any material respect or result in any breach of, any of the terms and provisions of, and will not constitute a default under, its Constituent Documents, (ii) conflict with or contravene (A) any applicable law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Contract or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties or (iii) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates), in each case which would have a Material Adverse Effect.
(e)    Governmental Authorizations; Private Authorizations; Governmental Filings. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of any Facility Document to which the Buyer is a party or the consummation of any of the transactions contemplated thereby other than those that have already been duly made or obtained and remain in full force and effect or those recordings and filings in connection with the Liens granted to the Collateral Agent under the Facility Documents, except for any order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption, that, if not obtained, would not, either individually or in the aggregate reasonably be expected to have a Material Adverse Effect.
(f)    Place of Business; No Changes. The Buyer’s location (within the meaning of Article 9 of the UCC) is the State of Delaware. The Buyer has not changed its name, whether by amendment of its certificate of formation, by reorganization or otherwise, and has not changed its location, within the four months preceding the Closing Date.
(g)    Sale Treatment. Other than for accounting and tax purposes, the Buyer has treated the transfer of Collateral Loans hereunder for all purposes as a sale and purchase on all of its relevant books and records and other applicable documents.

Section 4.04    Ordinary Course of Business.
Each of the Seller and the Buyer represents and warrants to the other as to itself that in the event the conveyances of the Collateral provided for in Section 2.01(a) of this Agreement are determined by a court of competent jurisdiction to be a transfer for security purposes, each remittance of payments, if any, by the Seller under this Agreement will have been (i) in payment of an obligation incurred by the Seller in the ordinary course of business or financial affairs of the Seller and the Buyer and (ii) made in the ordinary course of business or financial affairs of the Seller and the Buyer.
ARTICLE V

COVENANTS
Section 5.01    Affirmative Covenants of the Seller.
From the date hereof until the Payment in Full Date:
(a)    Compliance with Laws. The Seller will (i) duly observe and comply in all material respects with all Applicable Laws relative to the conduct of its business or to its assets, (ii) preserve and keep in full force and effect its legal existence, (iii) preserve and keep in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect, (iv) comply with the terms and conditions of this Agreement and each other Facility Document to which it is a party, its Constituent Documents and each Related Document to which it is a party and (v) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary or appropriate to properly carry out (A) its business and (B) the transactions contemplated to be performed by it under the Facility Documents to which it is a party, its Constituent Documents and the Related Documents to which it is a party, except, in the case of clause (v), where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
(b)    Preservation of Existence. The Seller will preserve and maintain its statutory trust existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a statutory trust in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect on the business operations, assets or financial condition of the Seller or on the validity or enforceability of this Agreement or the provisions of any other Facility Document applicable to the Seller, or the performance by the Seller of its duties hereunder or thereunder.
(c)    Performance and Compliance with Collateral. The Seller will, at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under all agreements related to such Collateral.

(d)    Protection of Interest in Collateral. With respect to the Collateral Acquired by the Buyer from the Seller, the Seller will (i) sell or contribute such Collateral pursuant to and in accordance with the terms of this Agreement, (ii) (at the Seller’s expense) take all action necessary to perfect, protect and more fully evidence the Buyer’s or its assignee’s ownership of or security interest in such Collateral free and clear of any Lien other than the Lien created hereunder and Permitted Liens, including, without limitation, (a) filing and maintaining (at the Seller’s expense), effective financing statements naming the Seller, as debtor, the Buyer, as secured party, and the Collateral Agent, for the benefit of the Secured Parties, as assignee, in all necessary or appropriate filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices, and (b) executing or causing to be executed such other instruments or notices as may be necessary or appropriate, and (iii) take all additional action that the Buyer, the Collateral Agent or the Administrative Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Collateral and of the Collateral Agent, for the benefit of the Secured Parties, under the Credit Agreement.
(e)    Delivery of Collections. The Seller will cause all payments relating to all Collateral to be remitted directly to the Collection Account. In the event any payments relating to any Collateral are remitted directly to the Seller or any Affiliate of the Seller, the Seller will remit (or will cause all such payments to be remitted) directly to the Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, the Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Buyer (and its assignees).
(f)    Separate Identity. The Seller shall take or refrain from taking, as applicable, each of the activities specified or assumed in the true sale and non-consolidation opinions of Winston & Strawn LLP delivered on the Closing Date, upon which the conclusions expressed therein are based.
(g)    Cooperation with Requests for Information or Documents. The Seller will cooperate fully with all reasonable requests of the Buyer regarding the provision of any information or documents in the possession of or reasonably obtainable by the Seller without undue burden or expense which are necessary or desirable, including the provision of such information or documents in electronic or machine–readable format, to allow each of the Buyer and its assignees (including, without limitation, the Collateral Agent) to carry out their responsibilities under the Facility Documents.
Section 5.02    Negative Covenants of the Seller.
From the date hereof until the Payment in Full Date:
(a)    Security Interests. Except for the transfers hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien other than Permitted Liens on any Collateral Loan that constitutes part of the Collateral, whether now existing or hereafter transferred hereunder, or any interest therein. The Seller will promptly notify the Buyer of the existence of any Lien on any Collateral Loan and the Seller shall defend the right, title and interest of the Buyer and its assignees in, to and under the Collateral Loans, against all claims of third parties, provided that nothing in this Section 5.02(a) shall prevent or be deemed to prohibit the Liens created under the Credit Agreement; provided further that, the existence of any Lien imposed by law on the property of an Obligor (as described in clause (e) of the definition of “Permitted Liens” in the Credit Agreement) of which the Seller has no knowledge shall not cause a breach of this Section 5.02(a).
(b)    Change of Name or Location of Loan Files. The Seller shall not change its name, change its location (within the meaning of Article 9 of the UCC), move the location of its principal place of business and chief executive office, or change the jurisdiction of its formation, unless the Seller gives 30 days’ prior written notice thereof to the Buyer, the Collateral Agent and the Administrative Agent and takes all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Buyer and the Collateral Agent, for the benefit of the Secured Parties, in the Collateral.
(c)    Tax Treatment and Accounting of Acquisitions. The Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a sale and/or contribution of the Collateral by the Seller to the Buyer; provided that, notwithstanding anything to the contrary herein, for U.S. federal income tax purposes, the Seller and the Buyer shall treat such transactions as a direct transfer of Collateral from the Seller to the Buyer, an entity disregarded as separate from the Seller for U.S. federal income tax purposes.
(d)    Change in Payment Instructions to Obligor. The Seller shall not make any change in its instructions to Obligors regarding payments to be made to the Collection Account, unless the Administrative Agent shall have given its prior written consent to such change.
ARTICLE VI

WARRANTY COLLATERAL LOANS
Section 6.01    Warranty Collateral Loans.
Notwithstanding anything in this Agreement or the Credit Agreement to the contrary, in the event of a breach of Section 4.01(k), a breach of Section 4.01(r), or a breach of any representation contained in Section 4.02, in each case with respect to any Transferred Asset, which breach occurs or was continuing on the Purchase Date (each such Transferred Asset, a “Warranty Collateral Loan”), no later than 30 days after the earlier of (i) knowledge of such breach on the part of the Seller and (ii) receipt by the Seller of written notice thereof given by the Administrative Agent (with a copy to each Lender), the Seller shall either (I) repurchase such Warranty Collateral Loan from the Buyer at a price equal to (x) the Asset Value of such Warranty Collateral Loan to which such breach relates on the applicable Purchase Date multiplied by the principal balance of such Warranty Collateral Loan (exclusive of any deferred or capitalized interest on any Permitted PIK Loan), or (y) during the Reinvestment Period, if no Event of Default has occurred and is continuing, such lesser amount as is necessary to cause the aggregate Advances Outstanding as of such day to not exceed the Borrowing Base (Aggregate)

as of such day (for the avoidance of doubt, excluding such Warranty Collateral Loan), in each case, together with interest accrued on such Collateral Loans; or (II) with the prior written consent of the Administrative Agent in accordance with the Credit Agreement, deliver one or more replacement Collateral Loans to be included as Substitute Loans in exchange for such Warranty Collateral Loan as set forth in Section 10.07 of the Credit Agreement; provided, that no such repayment or substitution shall be required to be made with respect to any Warranty Collateral Loan if, on or before the expiration of such 30 day period, the representations and warranties set forth above with respect to such Warranty Collateral Loan shall be made true and correct with respect to such Warranty Collateral Loan as if such Warranty Collateral Loan had been conveyed to the Buyer on such day (and such Transferred Asset shall cease to be a Warranty Collateral Loan).
ARTICLE VII

INDEMNIFICATION BY THE SELLER
Section 7.01    Indemnification.
The Seller agrees to indemnify, defend and hold harmless the Buyer and its officers, directors, employees, personnel and agents (any one of which is an “Indemnified Party”) from and against any and all claims, losses, penalties, fines, forfeitures, judgments (provided that any indemnification for damages is limited to actual damages, not consequential, special or punitive damages), reasonable legal fees and related costs and any other reasonable costs, fees and expenses that such Person may sustain as a result of the Seller’s fraud, breach of any representation or warranty of the Seller hereunder or the failure of the Seller to perform its duties in compliance in all material respects with the terms of this Agreement, except to the extent arising from gross negligence, willful misconduct or fraud by the Person claiming indemnification, provided that the Seller shall not be liable for any consequential (including loss of profit), indirect, special or punitive damages hereunder. Any Person seeking indemnification hereunder shall promptly notify the Seller if such Person receives a complaint, claim, compulsory process or other notice of any loss, claim, damage or liability giving rise to a claim of indemnification hereunder but failure to provide such notice shall not relieve the Seller of its indemnification obligations hereunder unless and to the extent the Seller is deprived of material substantive or procedural rights or defenses as a result thereof. The Seller shall assume (with the consent of the Indemnified Party, such consent not to be unreasonably withheld) the defense and any settlement of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Indemnified Party in respect of such claim. The parties agree that the provisions of this Section 7.01 shall not be interpreted to provide recourse to the Seller against loss by reason of the bankruptcy, insolvency or lack of creditworthiness of an Obligor with respect to a Collateral Loan. The Seller shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected Collateral Loans.

Section 7.02    Liabilities to Obligors.
Except with respect to the funding commitment assumed by the Buyer with respect to any Delayed Drawdown Collateral Loan or Revolving Collateral Loan, no obligation or liability to any Obligor under any of the Collateral Loans is intended to be assumed by the Buyer, the Administrative Agent or any of the other the Secured Parties under or as a result of this Agreement and the transactions contemplated hereby.
Section 7.03    Operation of Indemnities.
If the Seller has made any indemnity payments to an Indemnified Party pursuant to this Article VI and such Indemnified Party thereafter collects any such amounts from others, such Indemnified Party will repay such amounts collected to the Seller.
ARTICLE VIII
TERM AND TERMINATION
Section 8.01    Termination.
This Agreement shall commence as of the date of execution and delivery hereof and shall continue in full force and effect until the earlier of (i) the Payment in Full Date and (ii) with the prior written consent of the Administrative Agent, the date specified by either party upon 30 days’ prior written notice to the other party as the termination date; provided that the termination of this Agreement pursuant to this Section 8.01 shall not discharge any Person from obligations incurred prior to any such termination of this Agreement.
ARTICLE IX
MISCELLANEOUS
Section 9.01    Amendments and Waivers.
Except as provided in this Section 9.01, no amendment, waiver or other modification of any provision of this Agreement shall be effective unless signed by the Buyer and the Seller, consented to in writing by the Administrative Agent, other than an amendment to this Agreement to incorporate by reference and/or amend a Loan List from time to time in accordance with this Agreement.
Section 9.02    Notices, Etc.
All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed, e-mailed, transmitted or delivered, to the Seller, at its address set forth below and as to Buyer, the Collateral Agent or the Administrative Agent, at its address set forth in the Credit Agreement or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five (5) days after being deposited in the United States mail, first class postage prepaid and (b) notice by e-mail, when electronic confirmation or verbal communication of receipt is obtained.

Section 9.03    Binding Effect; Benefit of Agreement.
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Seller agrees that each of the Administrative Agent and the Collateral Agent, as agent for the Secured Parties under the Credit Agreement, shall be a third party beneficiary hereof. Any permitted assigns of the Buyer shall be third party beneficiaries of this Agreement.
Section 9.04    GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE SERVICE OF PROCESS.
THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER (WHETHER IN CONTRACT, TORT OR OTHERWISE) TO THE FOREGOING SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
Each of the Buyer and the Seller agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Buyer or the Seller, as applicable, at its address specified in Section 8.02 to this Agreement or at such other address(es) as the Administrative Agent and the Collateral Agent shall have been notified in accordance with the Credit Agreement. Nothing in this Section 9.04 shall affect the right of the Administrative Agent and the Collateral Agent to serve legal process in any other manner permitted by law.
Section 9.05    WAIVER OF JURY TRIAL.
TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.
Section 9.06    Certain Taxes. The Seller shall pay on demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable to any applicable

Governmental Authority in connection with the execution, delivery, filing and recording of this Agreement and the other documents to be delivered hereunder.
Section 9.07    Non-Petition.
(a)    The Seller hereby agrees not to institute against, or join, cooperate with or encourage any other Person in instituting against the Buyer any bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under federal or state bankruptcy or similar laws until at least one year and one day, or if longer, the applicable preference period then in effect plus one day, after the Payment in Full of the Loans and the termination of all Commitments, provided that nothing in this Section 9.07 shall preclude, or be deemed to stop, the Seller (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect plus one day, in (a) any case or proceeding voluntarily filed or commenced by the Buyer or (b) any involuntary insolvency proceeding filed or commenced against the Buyer by a Person other than the Seller or its Affiliates, or (ii) from commencing against the Buyer or any properties of the Buyer any legal action which is not a bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceeding or other proceeding under federal or state bankruptcy or similar laws.
(b)    The provisions of this Section 9.07 shall survive the termination of this Agreement.
Section 9.08    Recourse Against Certain Parties.
(a)    No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Seller as contained in this Agreement, any other Facility Document or any other agreement, instrument or document entered into by it pursuant to or in connection with this Agreement or any other Facility Document shall be had against any stockholder, incorporator, partner, member, manager, authorized representative, officer, employee, personnel or director of the Seller by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise it being expressly agreed and understood that the agreements of the Seller contained in this Agreement, any other Facility Document and all of the other agreements, instruments and documents entered into by it pursuant to or in connection with this Agreement or any other Facility Document are, in each case, solely the statutory trust obligations of the Seller, and that no personal liability whatsoever shall attach to or be incurred by any stockholder, incorporator, partner, member, manager, authorized representative, officer, employee, personnel or director of the Seller, or any of them, under or by reason of any of the obligations, covenants or agreements of the Seller contained in this Agreement, any other Facility Document or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of each stockholder, incorporator, partner, member, manager, authorized representative, officer, employee, personnel or director of the Seller, or any of them, for breaches by the Seller of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 9.08(a) shall survive the termination of this Agreement.
(b)    Notwithstanding any other provision of this Agreement, the obligations of the Buyer under this Agreement and any other Facility Document are limited recourse obligations of the Buyer payable solely from the Collateral and, following realization of the Collateral, and application of the proceeds thereof in accordance with the Priority of Payments and all obligations of and any claims by the Seller against the Buyer hereunder or in connection herewith after any such realization and application shall be extinguished and shall not thereafter revive. No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Buyer as contained in this Agreement, any other Facility Document or any other agreement, instrument or document entered into by it pursuant to or in connection with this Agreement or any other Facility Document shall be had against any shareholder, incorporator, partner, member, manager, authorized representative, officer, employee, personnel or director of the Buyer by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise it being expressly agreed and understood that the agreements of the Buyer contained in this Agreement, any other Facility Document and all of the other agreements, instruments and documents entered into by it pursuant to or in connection with this Agreement and any other Facility Document are, in each case, solely the corporate obligations of the Buyer, and that no personal liability whatsoever shall attach to or be incurred by any shareholder, incorporator, partner, member, manager, authorized representative, officer, employee, personnel or director of the Buyer or any of them, under or by reason of any of the obligations, covenants or agreements of the Buyer contained in this Agreement, any other Facility Document or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of each stockholder, incorporator, partner, member, manager, authorized representative, officer, employee, personnel or director of the Buyer, or any of them, for breaches by the Buyer of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 9.08(b) shall survive the termination of this Agreement.
Section 9.09    Protection of Right, Title and Interest in the Collateral; Further Action Evidencing Acquisitions.
(a)    The Seller shall cause all financing statements and continuation statements and any other necessary documents perfecting the Buyer’s security interest in the Collateral to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the perfection and priority of the security interest of the Buyer in all property comprising the Collateral. The Seller shall deliver to the Buyer, the Collateral Agent and the Administrative Agent the file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Seller shall cooperate fully with the Buyer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 9.09(a).
(b)    The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that the Buyer, the Administrative Agent or the Collateral Agent, on behalf of the Secured Parties, may reasonably request in order to perfect, protect or more fully evidence the Acquisitions hereunder and the security and/or interest granted in the Collateral.
(c)    If the Seller fails to perform any of its obligations hereunder, the Buyer or the Administrative Agent may (but shall not be required to) perform, or cause performance of, such obligation; and the Buyer’s, the Collateral Agent’s or the Administrative Agent’s costs and expenses incurred in connection therewith shall be payable by the Seller. The Seller irrevocably authorizes the Buyer, the Collateral Agent or the Administrative Agent at any time (so long as it has failed to perform its obligations hereunder) at the Buyer’s, the Collateral Agent’s or the Administrative Agent’s sole discretion and appoints the Collateral Agent and the Administrative Agent as its attorney–in–fact to act on behalf of the Seller (i) to execute on behalf of the Seller and to file financing statements on behalf of the Seller, as debtor, necessary or desirable in the Buyer’s, the Collateral Agent’s and the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the security interest of the Buyer (and its assignees) in the Collateral and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Buyer, the Collateral Agent or the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the security interests of the Buyer (and its assignees) in the Collateral. This appointment is coupled with an interest and is irrevocable.
Section 9.10    Execution in Counterparts; Severability; Integration.
This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement, together with the Credit Agreement and the other Facility Documents, to the extent that a party is a signatory thereto, and any agreements or letters (including fee letters) executed in connection herewith contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings. Delivery of an executed counterpart signature page of this Agreement by email (PDF), electronic signature or facsimile (including .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the parties and reasonably available at no undue burden or expense to the other parties) shall be effective as delivery of a manually executed counterpart of this Agreement. Any electronic signature shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar federal or state law, rule or regulation, as the same may be in effect from time to time, and the parties hereby waive any objection to the contrary. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto. The parties shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.
Section 9.11    Headings, Exhibits and Schedules.
The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The exhibits and schedules attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.
Section 9.12    Assignment.
Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Buyer or the Seller except as permitted by this Section 9.12 or by the Credit Agreement. Simultaneously with the execution and delivery of this Agreement, the Buyer shall assign all of its right, title and interest herein to the Collateral Agent for the benefit of the Secured Parties, to which assignment the Seller hereby expressly consents. Upon assignment, the Seller agrees to perform its obligations hereunder for the benefit of the Collateral Agent for the benefit of the Secured Parties and the Collateral Agent, in such capacity, shall be a third party beneficiary hereof. The Collateral Agent on behalf of the Secured Parties after an Event of Default under and in accordance with the Credit Agreement may enforce the provisions of this Agreement, exercise the rights of the Buyer and enforce the obligations of the Seller hereunder without joinder of the Buyer.
Section 9.13    No Waiver; Cumulative Remedies.
No failure to exercise and no delay in exercising, on the part of the Buyer or the Seller, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.
NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND, as the Seller
By: /s/ Shaul Vichness
Name: Shaul Vichness
Title: Chief Operating Officer and Chief Financial Officer

NCPCIF SPV V, LLC,
as the Buyer
By: Nuveen Churchill Private Capital Income Fund, as Designated Manager

By: /s/ Shaul Vichness
Name: Shaul Vichness
Title: Chief Operating Officer and Chief Financial Officer

Schedule I
Loan List
[To be attached]

Schedule II
Participation Interests
[To be attached]